EXHIBIT 10.20

                 FACILITY USE AND PRODUCTION PERSONNEL AGREEMENT
                  BETWEEN GLOBECAST NORTH AMERICA INCORPORATED
                          AND 5TH AVENUE CHANNEL, CORP.

         AGREEMENT, made as of the 10th day of January 2000, by and between GlobeCast North America Incorporated, a Delaware corporation, having its principal office at 7291 NW 74th Street Miami, Florida 33166 ("The Facility"), hereinafter referred to as "GlobeCast", and 5th Avenue Channel, Corp., a Florida corporation with its principle office at 3957 NE 163rd Street, North Miami, Florida 33160, hereinafter referred to as "CUSTOMER".

         WHEREAS, CUSTOMER produces certain audio and video programming (the "Program") and desires to contract for production facilities and personnel; and

         WHEREAS, GlobeCast owns and operates a full service telephone and production center and is in the. business of providing production facilities and program origination services to programmers; and

         WHEREAS, CUSTOMER desires to obtain such services from GlobeCast, and GlobeCast desires to provide such services to CUSTOMER (the "Service") upon the terms and conditions set forth herein as well as the GlobeCast Standard Terms and Conditions hereby incorporated by reference;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and upon receipt of good and valuable consideration specified herein, the parties hereto agree to the specifications, terms and conditions set forth herein.

         1. PRODUCTION STUDIO AND CONTROL ROOM AND PRODUCTION PERSONNEL (NOTE:
ALL DIMENSIONS STATED THROUGHOUT THIS AGREEMENT ARE APPROXIMATE.) CUSTOMER shall have an unlimited license during the term of this Agreement to use one (1) 70' by 40' Production Studio and Control Room at the Facility. GlobeCast shall provide the equipment outlined in Exhibit A, and maintain such equipment in good working order. Electrical consumption and air conditioning are included in the monthly charge for the facility and GlobeCast will provide basic television lights as listed in Attachment C. GlobeCast will provide UPS and generator electrical backup for all appropriate equipment utilized by Customer within the confines of the Production Studio and Control Room. As part of this Facility Use Agreement, GlobeCast grants CUSTOMER the right to use the break rooms and first floor bathrooms for their intended purposes. CUSTOMER will provide its own sets and GlobeCast will have no responsibility or liability for same.

         GlobeCast shall provide Technical Equipment as set forth in Attachment A for the purpose of producing a live television show/programming that is NTSC, SMPTE, & FCC compliant.

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         This license to use the Production Studio and Control Room is granted for the limited purpose of enabling the parties hereto to render and receive the services outlined in this Agreement and creates no landlord/tenant relationship of any kind between the parties.

         GlobeCast shall provide English speaking or bilingual Production Personnel for a standard 40 hour work week Monday through Friday as set forth in Attachment B. Overtime charges will be $50.00 (fifty dollars) per hour, or part thereof, for technical directors. Overtime charges for all other personnel will be at the rate of $30.00 (thirty dollars) per hour, or part thereof. It is understood that Production Personnel will be under the direction of CUSTOMER'S show director and line producer subject to the limitations of Section 19 below.

         2. DRESSING ROOM CUSTOMER will have an unlimited license during the term of this Agreement to use one (1) 204 sq. ft. lockable Dressing Room at the Facility. Said Dressing Room will contain three (3) changing rooms and a built-in hanging closet.

         This license to use the Dressing Room is granted for the limited purpose of enabling the parties hereto to render and receive the services outlined in this Agreement and creates no landlord/tenant relationship of any kind between the parties. GlobeCast shall have no responsibility for any personal items left within said Dressing Room.

         3. MAKE-UP ROOM CUSTOMER will also have an unlimited license during the term of this Agreement to use one (1) 216 sq. ft. Make-Up Room at the Facility.

         This license to use the Make-Up Room is granted for the limited purpose of enabling the parties hereto to render and receive the services outlined in this Agreement and creates no landlord/tenant relationship of any kind between the parties.

         4. OFFICE SPACE GlobeCast will provide CUSTOMER Office Space within the Production Studio described in item 1 above. CUSTOMER will have twenty-four hour, seven day per week license during the term of this Agreement to use this dedicated Office Space for the purposes of supporting the activities of CUSTOMER. CUSTOMER may place news editing equipment and graphics stations in this portion of the Production Studio. However, CUSTOMER must provide adequate replacement cost insurance on its equipment. Although GlobeCast provides various methods of security within its Miami facility to monitor incoming and outgoing personnel movements and to attempt to prevent unauthorized access to the facility, such security measures are not designed to protect CUSTOMER's equipment or personnel and GlobeCast makes no representations or warranty of any kind that the stated security measures can or will prevent unauthorized access or protect CUSTOMER's equipment and/or personnel. In no event shall GlobeCast be responsible or liable in any way for the security of CUSTOMER's equipment or personnel.

         (a) FURNITURE AND FIXTURES. GlobeCast shall provide telephone instruments only. CUSTOMER is responsible for providing phone lines, furniture and fixtures, and office equipment including computers for CUSTOMER's use. CUSTOMER acknowledges and agrees that GlobeCast shall have no responsibility for any lost, stolen or damaged CUSTOMER property.

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         (b) ALTERATIONS. CUSTOMER shall. make no alterations other than adding phone lines to the licensed premises without prior written consent of GlobeCast. CUSTOMER warrants that the addition of such phone lines will not interfere in any way with existing GlobeCast phone lines and that CUSTOMER shall be liable for necessary repairs to such phone lines if they are damaged by CUSTOMER's installation.

         (c) PARKING. CUSTOMER personnel working at the Facility shall use the parking lot on the north side of the Facility.

         (d) JANITORIAL SERVICES. GlobeCast will provide CUSTOMER with standard janitorial services within the areas of GlobeCast's facility that are addressed herein.

         5. REVOCATION OF LICENSE. The license to use GlobeCast's facilities shall automatically be revoked without notice upon the expiration or termination of this Agreement. CUSTOMER specifically and knowingly waives any rights or privileges afforded under Chapter 83 of 1994 Florida Statutes relating to landlord/tenant relationships. Upon such revocation of the license, GlobeCast shall provide CUSTOMER a reasonable time frame to retrieve all of its property from the Facility.

         6. TERM. The term of this Agreement shall be for one (1) year and shall begin on February 1, 2000 and end on January 31, 2001. This Agreement shall automatically renew for an additional one year period (until January 31, 2002) unless CUSTOMER provides GlobeCast with written notice of its intent not to renew at least 90 days in advance of the initial expiration date of this Agreement.

         7. CHARGES. For the services and facilities set forth herein for the initial one year term of this Agreement, CUSTOMER shall pay to GlobeCast $780,000.00 in twelve equal monthly installments of $65,000.00. During the initial "set-up" month of this Agreement GlobeCast reserves the right to use the Production Studio and Dressing and Make-up Rooms for a maximum of ten (10) days, such days to be determined solely at the discretion of GlobeCast with 24 hour prior notice to CUSTOMER. In the event that CUSTOMER exercises its option to renew this Agreement in a timely manner for the additional one-year term specified herein, CUSTOMER shall pay to GlobeCast the sum of $840,000.00 for the one year renewal term in twelve equal monthly installments of $70,000.00. The above referenced charges do not include federal, state or local sales or use taxes, Universal Service Charges, fees or assessments which may now or hereafter be levied on the Service and shall be the responsibility of CUSTOMER.

         GlobeCast agrees to provide CUSTOMER with Occasional Services at 15% below Rate Card when and if requested by CUSTOMER.

         In the event that CUSTOMER uses the Production Studio or any of GlobeCast's technical or production equipment on a Saturday or Sunday, GlobeCast will invoice CUSTOMER and CUSTOMER shall pay GlobeCast an additional charge of $1,000.00 per day (without crew) for each Saturday or Sunday that the Production Studio is used.

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         All recurring monthly charges shall be paid to GlobeCast on the first day of each month the service is to be performed (i.e., charges for the period November 1 - November 30 are due November 1).

         8. DEPOSIT. CUSTOMER shall pay GlobeCast the sum of $130,000.00 at the time of execution of this Agreement, $65,000.00 of which shall be applied to CUSTOMER's first payment and $65,000.00 of which shall be held by GlobeCast and applied to either (a) the final payment(s) due GlobeCast. or (b) the first payment to GlobeCast in the event of CUSTOMER's default, as provided under this Agreement. Such deposit is not an advance rent charge or a measure of GlobeCast's damages in the event of CUSTOMER's default. CUSTOMER waives the right to receive any interest on this amount.

         9. REPRESENTATIONS AND WARRANTIES OF GLOBECAST. GlobeCast represents and warrants to CUSTOMER that:

         (a) This Agreement has been duly authorized by all necessary corporate action on the part of GlobeCast and has been executed and delivered by duly authorized officers of GlobeCast and this Agreement constitutes a legal, valid and binding obligation of GlobeCast;

         (b) GlobeCast has and shall continue to have during the term of this Agreement all necessary contractual rights to provide the Service to CUSTOMER hereunder;

         (c) GlobeCast is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; and

         (d) In the event of equipment failure or GlobeCast's failure to provide service that results in CUSTOMER interruption of service, GlobeCast will use its best efforts to restore service and will provide CUSTOMER with credit for actual time of interruption of service as defined in the GlobeCast Standard Terms and Conditions. GlobeCast's sole liability will be in the form of pro-rata credits for interruption of service.

         (e) GlobeCast will carry a minimum of $1,000,000 of general liability and property insurance at all times during the term of this Agreement. GlobeCast shall provide CUSTOMER a certificate of insurance as evidence of insurance.

         10. REPRESENTATIONS AND WARRANTIES OF CUSTOMER. CUSTOMER represents and warrants to GlobeCast that:

         (a) This Agreement has been duly authorized by all necessary corporate action on the part of CUSTOMER and has been executed and delivered by duly authorized officers of CUSTOMER and this Agreement constitutes a legal, valid and binding obligation of CUSTOMER;

         (b) CUSTOMER has and shall continue to have during the term of this Agreement all necessary contractual rights to carry out the provisions of this Agreement, including, but not limited to, obtaining all necessary rights, licenses, clearances and releases; and

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         (c) CUSTOMER is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder.

         11. INDEMNITY. CUSTOMER and GlobeCast shall indemnify, defend and save each other and its officers, directors and agents harmless from suits, actions, damages, liability, losses, expenses and causes of action of every nature whatsoever arising from or caused by any negligent or willful act or emission by either party or its officers, agents, employees, representatives or independent contractors in any manner connected with this Agreement or the use of the Service including, but not limited to, any claims, demands and causes of action of every nature whatsoever which may be made upon, sustained or incurred by either party by reason of any breach, violation, omission or non-performance of any material terms, covenant or conditions hereof on the part of either party or by reason of any negligent or willful acts or omissions.

         12. DEFAULT. In the event that CUSTOMER fails to pay GlobeCast in full the sums due and payable hereunder, or fails to observe and perform any of the material terms, covenants and/or conditions of this Agreement, CUSTOMER shall be in default of this Agreement and shall be subject to a monthly interest charge of 1.5% on the overdue balance. Upon such default, GlobeCast shall give CUSTOMER a written notice which describes the default and which requires CUSTOMER to cure said default within fifteen (15) calendar days. In the event that CUSTOMER fails to cure the default within the stated time, GlobeCast may cease to provide The Service and further, may pursue any available remedy under law or equity and demand from CUSTOMER all sums already due.

         13. FORCE MAJEURE. With reference to Section 11.1 of the incorporated GlobeCast Standard Terms and Conditions, GlobeCast shall not be liable for any failure of performance due to causes beyond its commercially reasonable control including, but not limited to, fires, strikes, labor unrest, embargoes, civil commotion. rationing or other order or requirements, acts of civil or Military authorities, acts of God, the unavailability to GlobeCast of the facilities or services used to provide the Service, or other contingencies beyond the reasonable control of GlobeCast. If service that is interrupted by Force Majeure events cannot be restored within three (3) calendar days, GlobeCast will use its best effort to assist CUSTOMER in finding a temporary facility for production of its program but does not guarantee that such facility will be found and shall have no obligation to pay for CUSTOMER's use or expenses related to said facility. Under the stated conditions, while CUSTOMER is using the temporary facility instead of GlobeCast's facility, CUSTOMER will be responsible for paying the temporary facility rather than paying GlobeCast. Immediately upon CUSTOMER's return to GlobeCast's facility, CUSTOMER shall again be responsible for making prompt payment to GlobeCast as set forth above in Section 7. GlobeCast's liability to CUSTOMER shall be limited to pro rata credit for time off-air. In the event that service cannot be restored within thirty (30) calendar days from its initial interruption CUSTOMER shall have the option, upon written notice to GlobeCast, to be released from this Agreement. If CUSTOMER requests release from this Agreement, GlobeCast shall have no further duty or liability to CUSTOMER and CUSTOMER shall have no duty or liability to GlobeCast other than to make timely payment of all sums already due and payable to GlobeCast

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         14. NO WAIVER. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained shall not be construed as a waiver of such covenant, condition or option in any other instance.

         15. ATTORNEYS' FEES TO PREVAILING PARTY. In the event either party has reason to bring a claim or action against the other party to enforce the terms and conditions of this Agreement the prevailing party shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees that may be incurred or paid by such prevailing party. All references in this Agreement to attorneys' fees shall include, but not be limited to, court costs, technical consultant fees and expenses at, before and through all trial and appellate levels and post judgment proceedings and regardless of whether or not any action may be instituted.

         16. ENTIRE AGREEMENT AND MODIFICATION. This Agreement along with Attachments A, B and C, attached and hereby incorporated by inclusion and reference, and the GlobeCast Standard Terms and Conditions incorporated by reference as modified below, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may be modified only by a written instrument executed by the parties.

         With reference to the GlobeCast Standard Terms and Conditions ("T & C's") incorporated by reference in the third recital paragraph on page one of this Agreement, the parties agree as follows:

1. Sections 1 through 4 of the T & C's are not applicable to this Agreement.
2.       Section 13 of this Agreement takes precedent over Section 9.1 of the T
         & C's.
3. Where Section 10. 1 of the T & C's gives CUSTOMER 3 days to cure, the CUSTOMER is hereby granted 15 days to cure.
4.       The second sentence of Section 12.4 of the T & C `s is hereby stricken.

         17. TITLES. Titles of paragraphs herein are for convenience only and shall not in any way limit or otherwise affect the interpretation of this Agreement or any paragraph hereof.

         18. INDEPENDENT CONTRACTORS. CUSTOMER and GlobeCast are independent contractors with respect to each other and nothing herein shall create any association, partnership joint venture or agency relationship between them.

         Neither party is authorized to commit, bind, or speak on behalf of the other, except and only to the extent that it has been specifically authorized to do so in advance from time to time, and unless so authorized, neither party shall perform any act which might result in any third party believing that it is an employee, agent or representative of the other party, or have the power to contract or incur any commitment or obligation for and on behalf of the other party.

         Because CUSTOMER and GlobeCast are independent contractors with respect to each other, neither party is eligible for, nor to receive any, employee benefits of the other party. CUSTOMER will not withhold any amount attributable to the compensation hereunder for any benefit program or for any municipal, state or federal tax purpose, and GlobeCast shall be solely responsible for fulfilling all such tax obligations, including, without limitation, any payroll taxes

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or state or federal unemployment insurance and social security taxes imposed in connection with the compensation provided hereunder.

         Because GlobeCast is an independent contractor with respect to CUSTOMER GlobeCast shall be responsible for determining GlobeCast's employees' rates of pay, promotions, discipline, fringe benefits, hiring, hours of work, supervision, work rules, vacations, training, uniforms, direction, assignments and day-to-day control of working conditions and operations.

         19. NOTICES. All notices required to be given hereunder shall be given in writing (unless otherwise specified herein) and sent by personal delivery, first class mail, overnight courier or facsimile to the addresses below or to such other address as either party may send to the other party by like notice. Notice shall be deemed given on the day of mailing, personal delivery, sending by courier or facsimile thereof.

         If to GlobeCast:           GlobeCast North America Incorporated
                                    7291 N.W. 74th Street
                                    Miami, FL 33166
                                    Attention: David Sprechman, COO

         With Copy To:              Brian Sutnick, Esq.
                                    In-House Counsel
                                    GlobeCast North America Incorporated
                                    7291 N.W. 74th Street
                                    Miami, FL 33166

         If to CUSTOMER:            5th Avenue Channel
                                    3957 NE 163rd Street
                                    North Miami, FL 33160
                                    Attention: Ron Wishna,
                                               V.P. of Television and
                                               Adam Taylor, COO

         20. GOVERNING LAW. This Agreement shall be exclusively governed, construed and enforced by and under the laws of the State of Florida. Should it be necessary to file a lawsuit to enforce the terms of this Agreement, or which relates to or concerns this Agreement or the rights or obligations thereunder, venue and jurisdiction shall be restricted to the eleventh judicial circuit in the Florida state court system in Miami-Dade County, Florida.

         21. SURVIVAL. All terms and provisions of this Agreement shall, to the maximum extent reasonably necessary to fulfill the intent of the parties hereto, survive the termination hereof.

         22. PARTIAL INVALIDITY. In the event any clause, or any portion of this Agreement be held invalid by any Court such invalid clause or portion hereof shall have no effect upon the validity and enforcement of the other provisions of this Agreement, and the invalid clause, or portion hereof shall be severed from this Agreement, so that the remaining provisions shall continue to bind the parties hereto.

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         23. CONFIDENTIALITY. All proprietary information, other than as set forth below, disclosed to GlobeCast within the parameters of this Agreement as well as CUSTOMER's Work Product shall be considered confidential and held in strict confidence by GlobeCast. GlobeCast shall use such information only as needed to perform its obligations under this Agreement, and shall use all commercially reasonable efforts to prevent such information from being disclosed to third parties other than those to whom it must be disclosed subject to Government or Court Order or Audit. GlobeCast will notify CUSTOMER immediately if it receives a subpoena or other legal process about such information and will cooperate in any reasonable effort by CUSTOMER to comply with or contest the legal process. All expenses related to the contesting of such process by CUSTOMER shall be paid solely by CUSTOMER.

The following information shall not be considered confidential:

         1. Information which is public knowledge as of the date of execution of this Agreement.
         2. Information which hereafter becomes public knowledge, unless as a result of the fault of GlobeCast.
         3. Information which is now in the possession of GlobeCast without any obligation of confidentiality.
         4. Information which is hereafter rightfully disclosed to GlobeCast by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party; or
         5. Information which CUSTOMER and GlobeCast agree in writing is not confidential.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

 5"`Avenue Channel                   GlobeCast North Amenica Incorporated

 By:                                 By:
     -----------------------            --------------------------------

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                   AMENDMENT AND ADDENDUM TO THE FACILITY USE
                       AND PRODUCTION PERSONNEL AGREEMENT
                        BETWEEN GLOBECASE NORTH AMERICA
                   INCORPORATED AND 5TH AVENUE CHANNEL, CORP.
                             DATED JANUARY 10, 2000

This Amendment dated March 1, 2000 is intended by the parties to modify the Facility Use and Production Personnel Agreement Between GlobeCast North America Incorporated and 5th Avenue Channel Corp. ("The Agreement") as follows:

Section 1. PRODUCTION STUDIO AND CONTROL ROOM AND PRODUCTION PERSONNEL, 2nd paragraph is amended to read:

         GlobeCast shall provide Technical Equipment as set forth in Attachment A and Attachment B for the purpose of producing a live television show/programming that is NTSC, SMPTE, & FCC compliant.

Section 7. CHARGES, is amended as follows:

After the amount of $70,000.00 in the next to the last sentence of the 1st paragraph, the following is added:

         In consideration for the additional equipment set forth in Exhibit B, that GlobeCast is providing to CUSTOMER for its use during the term of this Agreement and for GlobeCast's agreement to provide CUSTOMER with a daily downlink of the ABC1 news feed for a 10-12 hour block each day, Monday through Friday, and the lease of additional Leitch/ASC server equipment and router, CUSTOMER agrees to pay GlobeCast $84,000.00 in twelve (12) equal monthly installments of $7,000.00 in addition to the payments set forth above. The last payment of $7,000.00 will be paid to GlobeCast on the first day of the thirteenth (13th) month following the execution of this original Agreement.

All other terms and conditions of The Agreement shall remain as originally written or as were modified by hand on the date of execution and as attested to by the handwritten initials of the parties upon The Agreement.

SIGNATURES ON FOLLOWING PAGE

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AGREED TO AND ACKNOWLEDGED THIS _______ DAY OF MARCH, 2000 BY:


5th Avenue Channel, Corp.                   GlobeCast North America Incorporated

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Signature                                   Signature


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Printed Name                                Printed Name

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Title                                       Title